Exhibit 99.1

INTERMOUNTAIN COMMUNITY BANCORP
ATTN: SUSAN PLEASANT
P.O.BOX 967
414 CHURCH STREET SANDPOINT, ID 83864

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	Approval of Merger. To approve the Agreement and Plan of Merger, dated as of July 23, 2014, by and between Columbia Banking System,Inc. and Intermountain Community Bancorp (the "Merger Proposal")	☐	☐	☐
2	Advisory (non-binding) Vote on Executive Compensation. To approve, on a non-binding, advisory basis, the compensation to be paid to Intermountain's named executive officers that is based on or otherwise relates to the merger (the "Merger-Related Named Executive Officer Compensation Proposal")	☐	☐	☐
3	Adjournment. To approve one or more adjournments of the Intermountain special meeting, if necessary or appropriate, including adjournments to seek the requisite shareholder approval or any other valid corporate purpose	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

INTERMOUNTAIN COMMUNITY BANCORP Special Meeting of Shareholders October 27, 2014 4:00 PM, PDT

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ford Elsaesser and Curt Hecker, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of INTERMOUNTAIN COMMUNITY BANCORP that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 4:00 PM, PDT on 10/27/2014, at the Sandpoint Center 414 Church St. Sandpoint, ID 83864, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

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